June 2010 Filed pursuant to Rule 433 dated June 11, 2010 relating to Preliminary Pricing Supplement No. 423 dated June 11, 2010 to Registration Statement No. 333-156423
STRUCTURED INVESTMENTS
Opportunities in International Equities
Jump Securities Based on the Performance of a Basket Composed of the iShares® MSCI Emerging Markets Index Fund and the Dow Jones EURO STOXX 50® Index due December , 2010
The Jump Securities offer the opportunity for investors to earn a fixed return based on the performance of a weighted basket composed of the iShares® MSCI Emerging Markets Index Fund (with a weighting of 60%) and the Dow Jones EURO STOXX 50® Index (with a weighting of 40%).  Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of any of the principal at maturity.  Instead, at maturity, you will receive a positive return on the securities equal to 10% to 13%, which we refer to as the upside payment, if the value of the basket on the valuation date is at all above the initial basket value.  If, on the other hand, the value of the basket on the valuation date is at or below the initial basket value, you will receive for each $10 stated principal amount of securities that you hold a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to the percentage decrease in the final basket value from the initial basket value.  This amount may be significantly less than the stated principal amount of the securities and could be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	June , 2010
Original issue date:	June , 2010 (3 business days after the pricing date)
Maturity date:	December , 2010
Basket:	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	60%
	Dow Jones EURO STOXX 50® Index (the “SX5E Index”)	SX5E	40%

*Bloomberg ticker symbols are being provided for reference purposes only. With respect to each basket component, the initial basket component value has been, and the basket component value on any trading day or index business day, as applicable, will be determined as set forth under “Description of Securities—Share Closing Price” and “—Index Closing Value” in the accompanying preliminary pricing supplement.

Payment at maturity:	•	If the final basket value is greater than the initial basket value: $10 + the upside payment
	•	If the final basket value is less than or equal to the initial basket value: $10 x the basket performance factor
This amount will be less than or equal to the stated principal amount of $10. There is no minimum payment at maturity.
Upside payment:
$1.00 to $1.30 per security (10% to 13% of the stated principal amount).  The actual upside payment will be determined on the pricing date.
Accordingly, even if the final basket value is significantly greater than the initial basket value, your payment at maturity will not exceed $11.00 to $11.30 per security.

Basket performance factor:	final basket value / initial basket value
Valuation date:	December , 2010, subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value for each basket component, as set forth under “Basket––Initial basket component value” above, and the applicable multiplier for such basket component.  The initial basket component values for each of the basket components will be determined on the pricing date.

Final basket value:	The sum of the products of the final basket component value for each basket component and the multiplier for such basket component.
Initial basket component value:
The initial basket component value for each basket component will equal (i) in the case of the EEM Shares, the closing price of one EEM Share on the pricing date and (ii) in the case of the SX5E Index, the closing value of the SX5E Index on the pricing date.

Final basket component value:
The final basket component value for each basket component will equal (i) in the case of the EEM Shares, the closing price of one EEM Share times the adjustment factor, each as of the valuation date and (ii) in the case of the SX5E Index, the closing value of the SX5E Index on the valuation date.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the securities.  See “Basket––Multiplier” above.

Adjustment factor:	1.0, subject to adjustment for certain corporate events affecting the EEM Shares.
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61759G877
ISIN:	US61759G8776
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”) , a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of Interest.”
Calculation agent:	MS & Co.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$10.00	$0.1625	$9.8375
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.1625 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution” in the accompanying prospectus supplement.

You should read this document together with the preliminary pricing supplement describing the offering and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 423 dated June 11, 2010
Prospectus Supplement dated December 23, 2008
Prospectus dated December 23, 2008

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP: MSPRB1208006

Jump Securities Based on the Performance of a Basket Composed of the iShares® MSCI Emerging Markets
Index Fund and the Dow Jones EURO STOXX 50® Index due December     , 2010

Investment Overview

The Jump Securities Based on the Performance of a Basket Composed of the iShares®  MSCI Emerging Markets Index Fund and the Dow Jones EURO STOXX 50® Index due December     , 2010 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying basket that provides a fixed positive return if the underlying basket has appreciated at all on the valuation date.

▪	To enhance returns and potentially outperform the underlying basket in a moderately bullish scenario.

The securities are exposed on a 1:1 basis to the negative performance of the underlying basket.

Maturity:	6 months
Upside payment:	$1.00 to $1.30 per security (10% to 13% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Minimum payment at maturity:	None
Interest:	None

Basket Overview

The basket consists of the EEM Shares (with a weighting of 60%) and the SX5E Index (with a weighting of 40%) and offers exposure to price movements in foreign equity markets.  For more information on the individual basket components, see “Information About the Basket Components” on page 15 of these preliminary terms.

Basket Component Information as of June 9, 2010
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
The EEM Shares	EEM	$37.26	$33.19	$43.98 (on 4/14/10)	$30.57 (on 6/23/09)
The SX5E Index	SX5E	2,556.68	2,479.38	3,017.85 (on 1/8/10)	2,281.47 (on 7/10/09)

Historical Basket Performance January 1, 2005 to June 9, 2010

The graph is calculated to show the performance of the basket during the period January 1, 2005 through June 9, 2010, assuming the basket components are weighted as set out above and that the basket component weightings and multipliers have been set on January 1, 2005 such that the initial basket value was 100 and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not attempt to show your expected return on an investment in the securities.  The historical performance of the basket should not be taken as an indication of its future performance.

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Index Fund and the Dow Jones EURO STOXX 50® Index due December     , 2010

Key Investment Rationale

Investors will receive a fixed positive return on the securities if the basket has appreciated at all on the valuation date.

Scenario 1
The final basket value is greater than the initial basket value.  In this scenario, each security redeems for $11.00 to $11.30 per security (110% to 113% of the stated principal amount), as determined on the pricing date.  Accordingly, even if the final basket value is significantly greater than the initial basket value, your payment at maturity will not exceed $11.00 to $11.30 per security, and your return may be less than if you invested in the underlying basket directly.

Scenario 2
The final basket value is less than or equal to the initial basket value.  In this scenario, each security redeems for less than the stated principal amount of $10 by an amount proportionate to the decrease in the value of the underlying basket from the initial basket value.  There is no minimum payment at maturity.

Summary of Selected Key Risks (see page 10)

▪	No guaranteed return of any principal.

▪	No interest payments.

▪	Appreciation potential is fixed and limited.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

▪	The market price of the securities may be influenced by many unpredictable factors, including the value and volatility of the basket components.

▪	The basket components are not weighted equally and changes in the value of one of the basket components may offset the value of the other.

▪	Investing in the securities is not equivalent to investing in the basket components.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities.

▪	There are risks associated with investments in securities linked to the value of emerging markets equity securities.

▪	The price of the EEM Shares is subject to currency exchange risk.

▪	Adjustments to the SX5E Index could adversely affect the value of the securities.

▪	Adjustments to the EEM Shares or the MSCI Emerging Markets Index could adversely affect the value of the securities.

▪	The EEM Shares and the MSCI Emerging Markets Index are different.

▪	The adjustments to the adjustment factor the calculation agent is required to make do not cover every corporate event that can affect the EEM Shares.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain.

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Index Fund and the Dow Jones EURO STOXX 50® Index due December     , 2010

Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying preliminary pricing supplement, the prospectus supplement and the prospectus.  At maturity, if the final basket value is greater than the initial basket value, an investor will receive for each $10 stated principal amount of securities that the investor holds the $10 stated principal amount and a fixed return equal to the upside payment.  However, if the final basket value is less than or equal to the initial basket value, the payment at maturity will be less than the stated principal amount of $10 by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
June , 2010	June , 2010 (3 business days after the pricing date)	December , 2010, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$10 per security
Stated principal amount:	$10 per security
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	60%
	EURO STOXX 50 Index (the “SX5E Index”)	SX5E	40%

* Bloomberg ticker symbols are being provided for reference purposes only. With respect to each basket component, the initial basket component value has been, and the basket component value on any trading day or index business day, as applicable, will be determined as set forth under “Description of Securities—Share Closing Price” and “—Index Closing Value” in the accompanying preliminary pricing supplement.

Payment at maturity:	•	If the final basket value is greater than the initial basket value: $10 + the upside payment
•
If the final basket value is less than or equal to the initial basket value:
$10 x the basket performance factor
This amount will be less than or equal to the stated principal amount of $10.
There is no minimum payment at maturity.
Please see “How the Jump Securities Work” on page 8.

Upside payment:
$1.00 to $1.30 per security (10% to 13% of the stated principal amount).  The actual upside payment will be determined on the pricing date.
Accordingly, even if the final basket value is significantly greater than the initial basket value, your payment at maturity will not exceed $11.00 to $11.30 per security.

Basket performance factor:	final basket value / initial basket value
Valuation date:	December , 2010, subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket – Initial basket component value” above, and the applicable multiplier for each of the basket components.  The initial basket component values for each of the basket components will be determined on the pricing date.

Final basket value:	The sum of the products of the final basket component value for each basket component and the multiplier for such basket component.
Initial basket component value:
The initial basket component value for each basket component will equal (i) in the case of the EEM Shares, the closing price of one EEM Share on the pricing date and (ii) in the case of the SX5E Index, the closing value of the SX5E Index on the pricing date.

Final basket component value:
The final basket component value for each basket component will equal (i) in the case of the EEM Shares, the closing price of one EEM Share times the adjustment factor, each as of the valuation date and (ii) in the case of the SX5E Index, the closing value of the SX5E Index on the valuation date.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the pre-determined initial basket value.  Each multiplier will remain constant for the term of the securities.  See “Basket––Multiplier” above.

Adjustment factor:	1.0, subject to adjustment for certain corporate events affecting the EEM Shares.
Postponement of maturity date:
If the scheduled valuation date is a non-trading day or non-index business day, as applicable, or if a market disruption event occurs on that day so that the valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 10.

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Index Fund and the Dow Jones EURO STOXX 50® Index due December     , 2010

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61759G877
ISIN:	US61759G8776
Minimum ticketing size:	100 securities
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities offered under the accompanying preliminary pricing supplement and is superseded by the following discussion.

Although the issuer believes that, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in a security.

Assuming this treatment of the securities is respected, the following U.S. federal income tax consequences should result based on current law:

▪	a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange, and

▪
upon sale, exchange or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should be short-term capital gain or loss.

Please read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the EEM Shares, in futures or options contracts on the basket components or component stocks of the SX5E Index or the MSCI Emerging Markets Index listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the initial basket component values, and therefore could increase the values at which the basket components must close on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

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Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an

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addition to bonus) based on the purchase of securities by the account, plan or annuity.
Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of $0.1625 for each security they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” and “—Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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How the Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the underlying index.  The graph is based on the following terms:

Stated principal amount:	$10 per security
Hypothetical upside payment:	$1.15 per security (11.5% of the stated principal amount)
Hypothetical payment at maturity:	$11.15 per security
Minimum payment at maturity:	None

Jump Securities Payoff Diagram

How it works

▪
Where the final basket value is greater than the initial basket value, the payment at maturity on the securities reflected in the graph above is greater than the $10 stated principal amount per security, but in all cases is equal to and will not exceed the $10 stated principal amount plus the hypothetical upside payment of $1.15 per security.  In the payoff diagram above, an investor will receive the payment at maturity of $11.15 per security at any final basket value greater than the initial basket value.

▪
Where the final basket value is less than or equal to the initial basket value, the payment at maturity will be less than the stated principal amount of $10 by an amount that is proportionate to the percentage decrease in the final basket value from the initial basket value. For example, if the underlying index has decreased by 25%, the payment at maturity will be $7.50 per security (75% of the stated principal amount).  There is no minimum payment at maturity on the securities.

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Jump Securities Based on the Performance of a Basket Composed of the iShares® MSCI Emerging Markets
Index Fund and the Dow Jones EURO STOXX 50® Index due December     , 2010

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based on the value of the underlying basket on the valuation date, determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    Upside Payment

The upside payment will be $1.00 to $1.30 per security, to be determined on the pricing date.

If the final basket value is less than or equal to the initial basket value:

$10    ×    Basket Performance Factor

Principal		Basket Performance Factor
$10	×	final basket value
initial basket value

Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-9 of the accompanying preliminary pricing supplement.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
The securities do not pay interest or guarantee return of any of your investment.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and do not guarantee the return of any of the stated principal amount at maturity.  If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the decrease in the value of the basket from the initial basket value.  There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.  See “How the Jump Securities Work” on page 8.

▪
Appreciation potential is fixed and limited.  Where the final basket value is greater than the initial basket value, the appreciation potential of the securities is limited to the fixed upside payment of $1.00 to $1.30 per security (10% to 13% of the stated principal amount), to be determined on the pricing date, even if the final basket value is significantly greater than the initial basket value.  See “How the Jump Securities Work” on page 8.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Market price of the securities will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

▪	the price or value of each of the basket components at any time and, in particular, on the valuation date,

▪	the volatility (frequency and magnitude of changes in price or value) of each of the basket components,

▪	interest and yield rates in the market,

▪
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or stock markets generally and which may affect the initial basket component values and/or the final basket component values,

▪	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the stocks underlying the EEM Shares trade,

▪	the time remaining until the securities mature,

▪	the occurrence of certain events affecting the EEM Shares that may or may not require an adjustment to the adjustment factor for the EEM Shares, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if the values of the basket components at the time of sale are at or below their initial values or if market interest rates rise.  You cannot predict the future performance of either of the basket components based on their historical performance.  There can be no assurance that the basket value will increase such that you will receive at maturity an amount that is greater than the stated principal amount of the securities, or any amount at all.  The basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Historical Information” on page 18.

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▪
Changes in the value of one of the basket components may offset the value of the other.  Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket component may not increase as much, or may even decline in value.  Therefore, in calculating the final basket value, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of the other basket component. The basket ETF, with a weighting of 60%, is more heavily weighted than the basket index, with a weighting of 40%, and so the performance of the basket ETF will affect the basket more significantly than the performance of the basket index.  If the final basket value is less than the initial basket value, you will receive at maturity an amount that is less, and potentially significantly less, than the amount of your original investment in the securities.

▪
Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley. Investing in the securities is not equivalent to investing in the basket components, their component stocks or the index tracked by the EEM Shares.  As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the EEM Shares or any of the securities underlying the basket components.  Furthermore, the securities will provide less opportunity for appreciation than an investment in a similar security that is directly linked to the appreciation of the basket and is not subject to a fixed return.  In addition, you do not have the right to exchange your securities for the EEM Shares or any of the securities underlying the basket components at any time, and are subject to the credit risk of Morgan Stanley.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  Both basket components are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission (the “Commission”), and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
There are risks associated with investments in securities linked to the value of emerging markets equity securities.  The stocks included in the index tracked by the EEM Shares have been issued by companies in various emerging markets countries.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

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▪
The price of the EEM Shares is subject to currency exchange rate risk. Because the price of the EEM Shares, one of the basket components, is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country.  An investor’s net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the securities represented in the MSCI Emerging Markets Index, the price of the EEM Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

▪	existing and expected rates of inflation;

▪	existing and expected interest rate levels;

▪	the balance of payments; and

▪	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the United States and other countries important to international trade and finance.

▪
Adjustments to the SX5E Index could adversely affect the value of the securities.  The publisher of the SX5E Index can add, delete or substitute the stocks underlying the SX5E Index, and can make other methodological changes that could change the value of the SX5E Index.  Any of these actions could adversely affect the value of the securities.  In addition the publisher of the SX5E Index may discontinue or suspend calculation or publication of the SX5E Index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and will be permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities underlying the SX5E Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SX5E Index last in effect prior to discontinuance of the SX5E Index.

▪
Adjustments to the EEM Shares or to the MSCI Emerging Markets Index could adversely affect the value of the securities.  The investment adviser to the iShares® MSCI Emerging Markets Index Fund, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets Index Fund.  Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index.  MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index.  MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets Index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets Index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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▪
The EEM Shares and the MSCI Emerging Markets Index are different.  The performance of the EEM shares may not exactly replicate the performance of the MSCI Emerging Markets Index because the EEM Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index.  It is also possible that the EEM Shares may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between the EEM Shares and the MSCI Emerging Markets Index or due to other circumstances.  The iShares® MSCI Emerging Markets Index Fund generally invests at least 90% of its assets in securities of the MSCI Emerging Markets Index and in depositary receipts representing securities of the MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund may invest the remainder of its assets in other securities, including securities not included in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Adviser.

▪
The adjustments to the adjustment factor the calculation agent is required to make do not cover every corporate event that can affect the EEM Shares.  MS & Co., as calculation agent, will adjust the adjustment factor for the EEM Shares for certain corporate events affecting the EEM Shares, such as stock splits and stock dividends, and for certain other corporate actions involving the EEM Shares.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the EEM Shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities.

▪
The securities will not be listed and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the EEM Shares or the stocks that constitute the SX5E Index or the MSCI Emerging Markets Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the EEM Shares or the stocks that constitute the SX5E Index or the MSCI Emerging Markets Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values and, therefore, could increase the value at which the basket components must close on the valuation date before you would receive a payment at maturity that exceeds the stated principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of the basket components on the valuation date and, accordingly, the amount of cash, if any, you will receive at maturity.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket component values, the final basket value, the basket performance factor, if applicable, and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final basket component value in the event of a discontinuance of the relevant basket component, may adversely affect the payout to you at maturity.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.  If the

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IRS were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, if the securities were characterized as short-term debt obligations, certain U.S. Holders might be required to accrue ordinary income over the term of the securities before maturity, and all or a portion of the gain recognized by a U.S. Holder upon sale, exchange or settlement of the securities would be characterized as ordinary income. The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Information About the Basket Components

The iShares® MSCI Emerging Markets Index Fund.
The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.   This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

These preliminary terms relate only to the securities offered hereby and do not relate to the EEM Shares.  We have derived all disclosures contained in these preliminary terms regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EEM Shares.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM.  The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets IndexSM is described under “Description of Securities—The MSCI Emerging Markets IndexSM” in the accompanying preliminary pricing supplement.

The Dow Jones EURO STOXX 50® Index. The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange.  Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991.  The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the Dow Jones EURO STOXX 50® Index, see the information set forth under “Description of Securities—The Dow Jones EURO STOXX 50® Index” in the accompanying preliminary pricing supplement.

License Agreement between STOXX Limited and Morgan Stanley.  “Dow Jones EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  See “Description of Securities—License Agreement between STOXX Limited and Morgan Stanley” in the accompanying preliminary pricing supplement.

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Historical Information

The following tables set forth the published high and low closing prices and closing values, as applicable, as well as end-of-quarter closing prices and closing values, as applicable, for each of the basket components for each quarter in the period from January 1, 2005 through June 9, 2010.  The related graphs set forth the daily closing prices or closing values, as applicable, for each of the basket components in the same period.  The closing price or closing value, as applicable, of each of the basket components on June 9, 2010 was, (i) in the case of the EEM Shares, $37.26 and (ii) in the case of the SX5E Index, 2,556.68.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given that the final basket value will be greater than the initial basket value.  The payment of dividends on the stocks that underlie the basket components are not reflected in their levels and, therefore, have no effect on the calculation of the payment at maturity.

iShares® MSCI Emerging Markets Index Fund (CUSIP: 464287234)	High ($)	Low ($)	Period End ($)
2005
First Quarter	24.65	21.23	22.54
Second Quarter	24.37	21.67	23.83
Third Quarter	28.32	23.93	28.32
Fourth Quarter	29.83	25.07	29.40
2006
First Quarter	33.59	30.43	33.02
Second Quarter	37.03	27.34	31.23
Third Quarter	33.14	29.20	32.29
Fourth Quarter	38.15	31.80	38.10
2007
First Quarter	39.53	35.03	38.75
Second Quarter	44.42	39.13	43.82
Third Quarter	50.11	39.50	49.78
Fourth Quarter	55.64	47.27	50.10
2008
First Quarter	50.37	42.17	44.79
Second Quarter	51.70	44.43	45.19
Third Quarter	44.43	31.33	34.53
Fourth Quarter	33.90	18.22	24.97
2009
First Quarter	27.09	19.94	24.81
Second Quarter	34.64	25.65	32.23
Third Quarter	39.29	30.75	38.91
Fourth Quarter	42.07	37.56	41.50
2010
First Quarter	43.22	36.83	42.12
Second Quarter (through June 9, 2010)	43.98	36.16	37.26

iShares® MSCI Emerging Markets Index Fund January 1, 2005 to June 9, 2010

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Dow Jones EURO STOXX 50® Index	High	Low	Period End
2005
First Quarter	3,114.54	2,924.01	3,055.73
Second Quarter	3,190.80	2,930.10	3,181.54
Third Quarter	3,429.42	3,170.06	3,428.51
Fourth Quarter	3,616.33	3,241.14	3,578.93
2006
First Quarter	3,874.61	3,532.68	3,853.74
Second Quarter	3,890.94	3,408.02	3,648.92
Third Quarter	3,899.41	3,492.11	3,899.41
Fourth Quarter	4,140.66	3,880.14	4,119.94
2007
First Quarter	4,272.32	3,906.15	4,181.03
Second Quarter	4,556.97	4,189.55	4,489.77
Third Quarter	4,557.57	4,062.33	4,381.71
Fourth Quarter	4,489.79	4,195.58	4,399.72
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter (through June 9, 2010)	3,012.65	2,488.50	2,556.68

Dow Jones EURO STOXX 50® Index January 1, 2005 to June 9, 2010

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